Exhibit 99.1

OptimizeRx Partners with EvidenceCare to Deliver Real-time Medication Messaging to Hospitals

ROCHESTER, Mich., & NASHVILLE, Tenn., (April 23, 2018) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging for the pharmaceutical industry, has partnered with EvidenceCare, a Nashville-based provider of a cloud-based clinical decision support (CDS) tool for individual clinicians, hospitals and clinics.

EvidenceCare’s network consists of more than 5,000 users, including hospitals, that layer the EvidenceCare CDS tool onto electronic health records (EHRs). The partnership allows EvidenceCare to deliver OptimizeRx’s digital health messaging to healthcare providers at the point-of-care, including financial, clinical and brand messaging for pharmaceutical companies. The integration is expected to be complete by the end of April.

“Our partnership with EvidenceCare represents a major milestone in terms of expanding our distribution of digital health messaging beyond the ambulatory setting and into hospitals,” noted OptimizeRx president, Miriam Paramore. “It also means we will be able to integrate for the first time with industry-leading EHR vendors that have a strong presence in the hospital space. Together with EvidenceCare and these EHRs, we increase the likelihood that healthcare providers select the best medication for their patients, while helping patients save money and be better educated about their prescriptions.”

Unlike any other tool on the market, EvidenceCare provides clinicians with access to reliable, evidence-based treatment recommendations at the bedside in as little as 30 seconds. Designed by physicians and curated by leading physician experts and medical societies, patient-specific protocols are made available to healthcare providers via a web-based application with EHR integration that streamlines workflows. The company launched its enterprise version to hospitals in 2017.

“EvidenceCare and OptimizeRx will provide information in a way that enhances the care process at hospitals for both patients and providers,” said EvidenceCare CEO, Brian Fengler, MD. “Partnering with OptimizeRx allows us to deliver valuable messaging that can help clinicians provide better quality care, as well as incredible financial value to the patient. This has always been the goal of our technology.”

“As an ER physician, I realized early on that it is impossible for even the best-trained physician to know everything, and few have ready access to information that supports timely evidence-based decisions,” continued Dr. Fengler. “Our clinical decision support tool, which has now been further enhanced by OptimizeRx, puts this information into their hands when they need it most.”

About EvidenceCare

Nashville-based EvidenceCare is a clinical decision support publishing platform designed by emergency physician Dr. Brian Fengler. Unlike any tool on the market, EvidenceCare provides clinicians with access to patient-specific, evidence-based treatment recommendations at the bedside in as little as 30 seconds. Since its launch in July 2016, the company’s proprietary content publishing platform is delivering protocols authored by industry-leading experts to healthcare providers worldwide. To learn more, visit www.evidence.care.

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team